EXHIBIT 10.5

MACATAWA BANK CORPORATION

2006 DIRECTORS’ STOCK COMPENSATION PLAN

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, made this      day of                     , between MACATAWA BANK CORPORATION (herein called the “Company”) and Director Name a director of the Company (the “Grantee”), pursuant to the Macatawa Bank Corporation 2006 Directors’ Stock Compensation Plan (herein called the “Plan”).

IT IS AGREED AS FOLLOWS:

1. Grant of Option

Pursuant to the Plan and the terms of this Agreement, the Company hereby grants to Grantee, an Eligible Director under the terms of the Plan, the option to purchase             shares of the Company’s common stock, no par value, on the terms and conditions herein set forth (the “Option”).

2. Purchase Price

The purchase price of the shares covered by this option shall be $              per share, which represents one hundred percent (100) of the Fair Market Value of the Company’s common stock on this date (“Grant Date”).

3. Additional Terms

(a) Exercise Period

The Option may be exercised and Option Shares may be purchased at any time and from time to time on or after the third anniversary of the date of this Agreement and prior to the tenth anniversary of the date of this Agreement (“Exercise Period”), subject to the following:

(1) If Grantee dies while serving as a director of the Company, this Option shall become immediately exercisable as of the date of death and shall remain exercisable until the earlier of (a) the last day of the 36th month after the month of Grantee’s death, or (b) the tenth anniversary of the Grant Date; and

(2) This Option may not be exercised after (the earlier of (a) the last day of the 36th month following the month in which Grantee’s service as a director terminates, or (b) the tenth anniversary of the Grant Date.

(b) Procedure for Exercise

Subject to conditions of this Agreement, the Option may be exercised at any time and from time to time during the Exercise Period by delivering written notice to the Company, signed by Grantee, a Permitted Transferee, or Post-Death Representative, specifying the number of Option Shares to be purchased and accompanied by this Agreement.

(c) Payment of Option Price

The Option Price shall be paid in full either (1) in cash or (2) through the delivery of unencumbered shares of the Company’s common stock owned by the person exercising this Option having a Fair Market Value on the date of exercise equal to the total exercise price, or (3) by a combination of (1) and (2) above, except that (i) any portion of the exercise price representing a fraction of a Share shall be paid in cash, and (ii) no Shares of Stock which have been held for less than six months may be delivered in payment of the exercise price.

4. Transferability of Option

Except as otherwise provided in this paragraph, this Option shall not be sold, pledged, assigned or transferred in any way, nor be assignable by operation of law or subject to execution, levy, attachment or similar process. Except as provided in this paragraph, any attempted sale, pledge, assignment or other transfer of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without any effect. Notwithstanding the foregoing, this Option shall, subject to the conditions set forth in this paragraph 4, be transferable by the original Grantee by gift, or other transfer that involves no payment of consideration to the original Grantee, at any time after the grant of the Option to the Grantee’s spouse and/or the Grantee’s descendants or to a trust created primarily for the benefit of the Grantee, the Grantee’s spouse and/or the Grantee’s descendants (“Authorized Transferee”). Payment of any consideration by an Authorized Transferee to the original Grantee is prohibited and any attempted transfer for consideration shall be void. An Authorized Transferee shall have no right to transfer the Option. An Authorized Transferee shall succeed to all rights and benefits (except the right to further transfer the Option) and be subject to all obligations, conditions and limitations of the original Grantee. However, such rights and benefits (except the rights to further transfer the Option) and obligations, conditions and limitations shall be determined as if the original Grantee continued to hold the Option, whereby, the provisions of this Option Agreement dealing with termination of employment, retirement, disability and death of a Grantee continue to refer to the original Grantee regardless of whether the options are or are not transferred to an Authorized Transferee. In order to transfer this Option, the Grantee must first give prior written notice to the Company’s president or chief financial officer stating the name address and tax identification or social security number of the proposed transferee and the relationship of the proposed transferee to the Grantee and certifying that the transfer involves no payment of consideration. This Option may not be transferred if the transfer would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the transfer of this Option, the Company may require the proposed transferee to make any representations and warranties to the Company as the Company may deem to be required by applicable law or regulation. In such event, the Option may not be transferred unless and until the Company is satisfied with the correctness of any such representation and warranty. Moreover, the Company, in its discretion, may postpone the transfer of this Option until completion of such stock exchange listing, or registration, or other qualification under any state and/or federal law, rule or regulation as the Company may consider appropriate.

5. Conformity with Plan

The Option is intended to conform in all respects with and is subject to all applicable provisions of the Plan which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

6. Service as a Director

Grantee acknowledges that nothing in this Agreement or in the Plan imposes upon the Company, its Board of Directors, or its shareholders any obligation to retain or elect the Grantee as director of the Company for any period.

7. Adjustments

The Company shall make appropriate and proportionate adjustments, to the number of Option Shares and the Option Price to reflect any stock dividend, stock split, or combination of shares, merger, consolidation, or other change in the capitalization of the Company, as provided in Section 11 of the Plan. In the event of any such adjustment, all new, substituted, or additional securities or other property to which Grantee is entitled under the Option shall be included in the term “Option Shares.”

8. Postponement of Delivery of Shares and Representations

The Company, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of this Option until completion of the registration, or other qualification of such shares under any state and/or federal law, rule, or regulation as the Company may consider appropriate. The Company may require any person exercising this Option to make such representations, including a representation that it is their intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. No Shares shall be issued unless the Company is satisfied with the accuracy of any such representations.

9. Rights as a Shareholder

The Grantee shall have no rights as a shareholder with respect to any Option Shares until the Grantee becomes the holder of record of such shares.

10. Further Actions

The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11. Notice

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as such party may designate by ten day’s advance written notice to the other party.

12. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon and inure to the benefit of Grantee’s heirs, personal representatives, successors, and permitted assigns.

13. Governing Law

This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Michigan.

14. Entire Agreement

This Agreement constitutes the entire understanding between the Grantee and the Company with respect to the Option Shares and supersedes all other agreements, whether written or oral, with respect to such Shares.

MACATAWA BANK CORPORATION

By:

Its:

The undersigned hereby acknowledges having read this Agreement, the Plan and the other enclosures to this Agreement and hereby agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE

Signature

(Please Print Name)

Address: